Exhibit 5.1


                   SIDLEY AUSTIN        BEIJING    GENEVA        SAN FRANCISCO
                   WOOLGATE EXCHANGE    BRUSSELS   HONG KONG     SHANGHAI
SIDLEY AUSTIN      25 BASINGHALL STREET CHICAGO    LONDON        SINGAPORE
----------------|  LONDON EC2V 5HA      DALLAS     LOS ANGELES   TOKYO
SIDLEY          |  DX NUMBER 580        FRANKFURT  NEW YORK      WASHINGTON, DC
                   LONDON CITY
                   +44 (0) 20 7360 3600
                   +44 (0) 20 7626 7937 FAX




Granite Master Issuer plc
Fifth Floor
100 Wood Street
London
EC2V 7EX



                                                              May 24, 2006



Dear Sirs


Granite Master Issuer plc (No. 5250668) Series 2006-2 Notes

1.       INTRODUCTION

1.1 We have acted as English legal advisers to Granite Master Issuer plc (the "Company") in connection with the issuance of U.S.$810,000,000 Series 2006-2 Class A1 Notes due April 2031, (euro)300,000,000 Series 2006-2 Class A2 Notes due April 2031, (pound)70,000,000 Series 2006-2 Class A3 Notes due April 2031, U.S.$1,275,000,000 Series 2006-2 Class A4 Notes due December 2054, (euro)1,360,000,000 Series 2006-2 Class A5 Notes due December 2054, (pound)500,000,000 Series 2006-2 Class A6 Notes due December 2054, U.S$29,000,000 Series-- 2006-2 Class B1 Notes due December 2054, U.S. $36,000,000 Series 2006-2 Class B2 Notes due December 2054, (euro)37,500,000 Series 2006-2 Class B3 Notes due December 2054, U.S.$25,000,000 Series 2006-2 Class M1 Notes due December 2054, U.S.$25,000,000 Series 2006-2 Class M2 Notes due December 2054, (euro)35,000,000 Series 2006-2 Class M3 Notes due December 2054, (pound)10,000,000 Series 2006-2 Class M4 Notes due December 2054, U.S.$75,000,000 Series 2006-2 Class C1 Notes due December 2054, (euro)55,000,000 Series 2006-2 Class C2 Notes due December 2054 and (pound)12,000,000 Series 2006-2 Class C3 Notes due December 2054 (the "Series 2006-2 Notes") by the Company.

1.2 Unless otherwise defined, capitalised terms defined in the Issue Documents (as defined below) have the same meanings when used in this letter.

1.3 We have examined copies of the documents mentioned in the Schedule hereto and such other documents as we have considered necessary.

1.4 We have not made any investigation of, and do not express any opinion on, the law of any jurisdiction other than England and Wales.



        A list of partners' names and their professional qualifications is open for inspection at Woolgate Exchange 25 Basinghall
        Street, London, EC2V 5HA. All partners are either solicitors or registered foreign lawyers.

    The offices listed above (other than London) are offices of associated
                         Sidley Austin Partnerships.

                         Regulated by the Law Society.


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1.5      The headings to paragraphs in this letter are for information purposes only and shall not otherwise form part of this letter.

2.       ASSUMPTIONS

2.1 In considering the documents referred to above and in rendering this opinion we have, without any further enquiry, assumed (save as expressly stated):

         (a) the capacity, power and authority of each of the parties (other than the Company) to execute, deliver and perform the terms of the documents specified in Part I of Schedule (together, the "Issue Documents");

         (b)   the due execution and delivery of the Issue Documents;

         (c) the conformity to original documents of any copy documents examined by us and that the copy of the Memorandum and Articles of Association of the Company examined by us is complete and up to date and would, if issued today, comply, as respects the Articles of Association, with Section 380 of the Companies Act 1985;

         (d) that the Series 2006-2 Notes have been duly executed, issued and authenticated in accordance with the provisions of the Amended and Restated Issuer Trust Deed, the Issuer Paying Agent and Agent Bank Agreement and the Sixth Supplemental Trust Deed (each as defined in the Schedule);

         (e) that no law of any jurisdiction outside England and Wales would render execution, delivery or issue illegal or ineffective and that, insofar as any obligation under any of the Issue Documents or the Series 2006-2 Notes is performed in, or is otherwise subject to, any jurisdiction other than England and Wales, its performance will not be illegal or ineffective by virtue of the law of that jurisdiction;

         (f) that the information disclosed by our searches made today of the records at the office of the Registrar of Companies in London and at the Central Registry of Winding up petitions in relation to the Company was then complete, up to date and accurate and has not since then been materially altered or added to, and no notice of intention to appoint an administrator or an application for an administration order in respect of the Company has been presented or filed in any court in England and Wales;

         (g) that the Company is not, on the date hereof, unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 (as amended) and will not


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               become unable to do so in consequence of the transactions
               effected by the Issue Documents;

         (h) that the Minutes referred to in Part II of the Schedule represent a true record of the proceedings described therein of duly convened, constituted and quorate meetings of the Boards of Directors of the Company acting in the interests and for a proper purpose of the Company and that the relevant meetings will be duly held and that the authorisations to be given thereat will not subsequently been revoked or amended;

         (i) that any factual matters referred to in each Issue Document will be true and accurate (including, without limitation, the accuracy of the representations and warranties therein);

         (j) that the relevant Issue Documents have, in all material respects relevant hereto, been executed and delivered substantially in the form of the relevant exhibit to the Registration Statement;

         (k) that none of the parties to the Issue Documents has taken or will take any action in relation to the Series 2006-2 Notes (i) which would be a contravention of Section 19 of the Financial Services and Markets Act 2000 (the "FSMA") or (ii) in consequence of anything said or done by a person in the course of carrying on investment business (within the meaning of the FSMA) in contravention of that Section;

         (l) that (i) none of the Issue Documents will be entered into and none of the Series 2006-2 Notes will be issued in consequence of a communication in relation to which there has been or will be a contravention of Section 21 of the FSMA and (ii) no person has communicated or will communicate any inducement or invitation to engage in investment activity (within the meaning of the FSMA) in connection with the Issue Documents or the issue of the Series 2006-2 Notes in contravention of Section 21 of the FSMA; and

         (m) that any party to any of the Issue Documents which is subject to the supervision of any regulatory authority in the United Kingdom has complied and will comply with the requirements of such regulatory authority in connection with the issue, offering or sale of the Series 2006-2 Notes.

         We express no opinion as to matters of fact.


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3.       OPINION

         Based on the foregoing and subject to such legal and other considerations and qualifications as are stated herein, we are of the opinion that the Series 2006-2 Notes will constitute valid and legally binding obligations of the Company. As a result, those obligations would be enforceable in proceedings before the English courts.

4.       QUALIFICATIONS

         The opinions given in paragraph 3 of this letter are subject to the following qualifications:

         (a) We do not express any opinion on European Community law as it affects any jurisdiction other than England and Wales.

         (b) Any enforcement of the obligations of the Company in proceedings before the English courts would be by way of grant of a remedy in the event of a breach of those obligations. The nature and availability of the remedies provided by the English courts would depend on the circumstances. These remedies, including an order by the court requiring the payment of damages or the payment of a sum due, would be available subject to the principles of law, equity and procedures of general application. Some remedies, including an order by the court requiring specific performance of an obligation or the issue of an injunction, would be entirely within the discretion of the court. The possibility of obtaining any remedy would be lost if proceedings were not to be commenced within certain time limits. The English courts have power to stay proceedings and may decline jurisdiction, notably if concurrent proceedings are brought elsewhere. Accordingly, enforcement of the obligations of the Company under the Series 2006-2 Notes would not be certain in every circumstance.

         (c) The obligations of the Company under the Series 2006-2 Notes will be subject to any law from time to time in force relating to liquidation or administration or any other law or legal procedure affecting generally the enforcement of creditors' rights.

5.       GENERAL

         We hereby consent to the filing of this opinion as an exhibit to the Company's Report on Form 8-K dated the date hereof.


Yours faithfully,


/s/ Sidley Austin


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                                   SCHEDULE

                                    PART I

1. The issuer trust deed dated 19 January 2005 between the Company and The Bank of New York, exhibited as Exhibit 4.6.1 to the Registration Statement (the "Issuer Trust Deed").

2. The sixth supplemental issuer trust deed between the Company and The Bank of New York dated 24 May 2006 relating to the issue of the Series 2006-2 Notes (the "Supplemental Issuer Trust Deed").

3. The issuer paying agent and agent bank agreement amended and restated on 25 January 2006 between, inter alios, the Company and Citibank, N.A., exhibited as Exhibit 4.7 to the Registration Statement (the "Amended and Restated Issuer Paying Agent and Agent Bank Agreement").

4.       The form of Global Note Certificate for each Class of Series 2006-2
         Notes.



                                    PART II

The Minutes of a Meeting of the Board of Directors of the Company held on 17 May 2006.




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